UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 12, 2011

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On July 12, 2011, SANUWAVE Health, Inc., a Nevada Corporation (the "Company"), announced the 24-week data from the Company’s pivotal Phase III Investigational Device Exemption (IDE) clinical trial comparing dermaPACE® with Sham-control for the treatment of diabetic foot ulcers.  A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On July 12, 2011, the Company also posted to its corporate website a presentation to be given by the management of the Company to investors in connection with a conference call on Tuesday, July 12, 2011 at 11 a.m., local time, to discuss the Phase III data, the recent PMA filing and to answer investor questions.  A copy of management’s presentation slides are attached hereto as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K and the exhibits attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 12, 2011, issued by SANUWAVE Health, Inc.
99.2	Management Presentation, dated July 12, 2011, for investor conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: July 12, 2011	By:	/s/ Christopher M. Cashman
Name: Christopher M. Cashman Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 12, 2011, issued by SANUWAVE Health, Inc.
99.2	Management Presentation, dated July 12, 2011, for investor conference call.